Exhibit 99.1

DARKPULSE, INC. ANNOUNCES SPECIAL DIVIDEND OF OPTILAN STOCK AND CEO EMPLOYMENT AGREEMENT

HOUSTON, June 23, 2022 DarkPulse Inc. (OTC: DPLS) (“DPLS" or "the Company"), today announced that the Company’s board of directors has approved several corporate actions that the Company’s Board of Directors believe are in the best interest of its shareholders.

The Board of Directors approved corporate actions to investigate, initiate and effectuate a special dividend to record holders of the Company’s securities in the form of a yet to be determined pro-rata number of shares from its wholly owned subsidiary, Optilan. The distribution is expected to be based on the number of shares held by the Company’s holders on August 31, 2022. The Board has set July 15, 2022 to determine the final dividend ratio for the distribution per shareholder of record. Any such distribution may require the filing of a S-1 Registration Statement with the U.S. Securities and Exchange Commission.

The Company’s Board of Directors has also approved the Company to take steps to seek listing of Optilan’s securities on a national exchange, such as NASDAQ or the NYSE, and expects to engage several investment bankers over the next 60 days with a view to list Optilan by end of the calendar year.

The Board of Directors, with Dennis O’Leary, abstaining, also approved an Employment Agreement with Mr. O’Leary with a term commencing April 1, 2022 and continuing for three years, subject to extensions.

In connection with the Employment Agreement, the Company has also approved a new class of Preferred shares with super-majority voting rights designed to assist managements objectives. These shares are not convertible into the Company’s shares of Common Stock and includes a sunset clause whereby the shares terminate five years from issuance, unless extended through a vote of a majority of the holders of the Company’s Common Stock.

DarkPulse, Inc.’s CEO, Dennis O’Leary, stated “these corporate actions are consistent with our company philosophy that no shareholder be left behind. While we have made great strides in developing our businesses, we are also paying close attention to improving shareholder value and we believe this special dividend is part of a much bigger program going forward.”

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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About Optilan

Optilan is a leading independent security and communications systems integrator worldwide. With a 30-year pedigree, Optilan’s customers trust it to keep the integrity of their assets safe and secure, by managing the life cycle delivery risk of its solutions. By fostering a collaborative design approach to complex problems, Optilan provides innovative solutions, custom fit to even the most demanding of sites and scale of projects. Importantly, Optilan’s commitment to its safety culture remains unwavered, to ensure that everyone goes home safely every day.

Optilan orchestrates business resilience with a suite of end-to-end solutions, combined with connectivity and professional service at a global level. Today’s business environment is more dynamic than ever. In response, businesses are urged to move at “internet speed” and evolve with continuous change and disruption accepted as the new normal. Optilan complements its tailored, integrated expertise with a curated ecosystem of leading manufacturers, to achieve both high quality and enduring results.

Optilan is proud to foster a unique culture full of talented individuals. Optilan’s sector focus ensures that its account teams are fully accredited to their operational areas. Optilan;s professionals have the skill to adopt and embed its expertise into existing platforms, processes, and cultures, delivering exceptional value for its clients. Beyond Optilan’s operational scope, it strives to consider the impact of its global footprint and mitigate associated environmental and sustainability risks. These factors combined set Optilan apart and establish why customers continue to trust and invest in its services.

For more information, visit: www.Optilan.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436+

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